UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 6, 2026

MOBIX LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40621	98-1591717
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Venture, Suite 220, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

(949) 808-8888

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	MOBX	Nasdaq Capital Market
Redeemable warrants, each warrant exercisable for one share of Class A Common Stock	MOBXW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

On April 2, 2026, Mobix Labs, Inc. (the “Company”) filed a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware (the “Certificate of Amendment”), which became effective at 4:00 p.m. Eastern Time on April 6, 2026, and implemented a one-for-ten (1:10) reverse stock split (the “Reverse Stock Split”) of the Company’s issued and outstanding shares of Class A Common Stock and Class B Common Stock, each with a par value $0.00001 per share (together, the “Common Stock”). In connection with the Reverse Stock Split, the CUSIP number for the Common Stock changed to 60743G209. The trading symbol for the Common Stock remains “MOBX”.

As a result of the Reverse Stock Split, every ten (10) shares of Common Stock issued and outstanding were converted into one (1) share of Common Stock. No fractional shares will be issued in connection with the Reverse Stock Split. Cash will be paid in lieu of fractional shares for any fractional shares of Common Stock resulting from the Reverse Stock Split. The Reverse Stock Split affects all stockholders uniformly and does not alter any stockholder’s percentage ownership interest in the Company, except for adjustments related to fractional shares. The Reverse Stock Split will also proportionately adjust the number of shares available under the Company’s equity incentive plan and the exercise price and number of shares underlying stock options and warrants outstanding on the day the Reverse Stock Split was effective, in each case in accordance with their terms. The Reverse Stock Split did not change the par value of the Common Stock or the authorized number of shares of Common Stock.

Additionally, the Company has instructed Continental Stock Transfer and Trust Company (“Continental”) to send a notice to the holders of the Company’s outstanding: (i) public warrants to purchase up to 600,000 shares of Class A Common Stock; and (ii) private placement warrants to purchase up to 340.000 shares of common stock (the “Private Placement Warrants”), in each case, pursuant to that certain Warrant Agreement between Chavant Capital Acquisition Corporation and Continental, as warrant agent, dated December 21, 2023, informing the holders that, as a result of the Reverse Stock Split, each Public Warrant and Private Placement Warrant will become exercisable for 1/10th of a share of common stock at an exercise price of $57.90 per share.

The foregoing description of the Certificate of Amendment is a summary of the material terms thereof, does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed with this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 is hereby incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Mobix Labs, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBIX LABS, INC.

By:	/s/ Keyvan Samini
Name:	Keyvan Samini
Title:	President and Chief Financial Officer

Date: April 9, 2026